SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 21, 2025

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 21, 2025, Brookline Bancorp, Inc. (“Brookline”), held a special meeting of its stockholders (the “Brookline Special Meeting”) virtually via live webcast, to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of December 16, 2024, by and among Berkshire Hills Bancorp, Inc. (“Berkshire”), Commerce Acquisition Sub, Inc. and Brookline (the “Merger Agreement”), pursuant to which Commerce Acquisition Sub, Inc. will merge with and into Brookline (the “Merger”), with Brookline surviving the Merger, and, immediately following the Merger, Brookline will merge with and into Berkshire (the “Holdco Merger”), with Berkshire surviving the Holdco Merger (together with the Merger, the “Mergers”) (the “Brookline Merger Proposal”), (ii) a proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the named executive officers of Brookline in connection with the Mergers (the “Brookline Merger-Related Compensation Proposal”), and (iii) a proposal to adjourn the Brookline Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Brookline Merger Proposal (the “Brookline Adjournment Proposal”). As described further below, the Brookline Merger Proposal was approved, and as a result, the Brookline Adjournment Proposal was not considered or voted upon at the Brookline Special Meeting. The non-binding advisory Brookline Merger-Related Compensation Proposal was not approved. Approval of the Brookline Merger-Related Compensation Proposal is not required to complete the Mergers. The following are the voting results of the Special Meeting.

On March 26, 2025, the record date for the Brookline Special Meeting, there were 89,960,465 shares of Brookline common stock issued, outstanding and entitled to vote at the Brookline Special Meeting. Stockholders holding 65,314,597 shares of Brookline common stock were present at the Brookline Special Meeting, in person or represented by proxy, constituting a quorum.

1.        Approval of the Brookline Merger Proposal.

For	Against	Abstain	Broker Non-Votes
64,082,857	820,402	411,338	—

2.       Approval of the Brookline Merger-Related Compensation Proposal

For	Against	Abstain	Broker Non-Votes
25,069,153	40,131,555	113,889	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2025	BROOKLINE BANCORP, INC.

	By:	/s/ Marissa S. Martin
Marissa S. Martin
General Counsel